4

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Check  the  appropriate  box:

[X]     Preliminary  Information  Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]     Definitive  Information  Statement

                                POWER2SHIP, INC.
                  (Name of Registrant As Specified in Charter)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]     No  Fee  required.

[ ]     Fee  computed  on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1)  Title  of  each class of securities to which transaction applies:

          (2)  Aggregate  number  of  securities  to  which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed  maximum  aggregate  value  of  transaction:

          (5)  Total  fee  paid:

[ ]     Fee  paid  previously  with  preliminary  materials

[ ]     Check  box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount  Previously  Paid:

          (2)  Form,  Schedule  or  Registration  Statement  No.:

          (3)  Filing  Party:

          (4)  Date  Filed:

                                POWER2SHIP, INC.
                              903 CLINT MOORE ROAD
                           BOCA RATON, FLORIDA  33487


Dear Stockholders:

     We are writing to advise you that Power2Ship Inc. will amend (the "Amendment") its Certificate of Incorporation increasing the number of authorized shares of common stock from 100,000,000 shares to 250,000,000 shares. This action was approved on June 28, 2004 by our Board of Directors. In addition, our management and certain stockholders, who hold a majority in interest of our issued and outstanding voting stock, approved this action by written consent in lieu of a special meeting of our stockholders on August__, 2004 in accordance with the relevant sections of the Nevada Revised Statutes.

     The Amendment will not be effective until after we file it with the Nevada Secretary of State. We intend to file the Amendment 20 days after the date this information statement is first mailed to our stockholders.

     WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about July __, 2004.

     Please feel free to call us at 561-998-7557 should you have any questions on the enclosed information statement. We thank you for your continued interest in Power2Ship.

                                   For the Board of Directors of
                                   POWER2SHIP, INC.


                                   By:  /s/  Richard  Hersh
                                      ---------------------
                                         Richard  Hersh,  CEO

July  __,  2004

                                POWER2SHIP, INC.
                              903 Clint Moore Road
                           Boca Raton, Florida   33487

                         INFORMATION STATEMENT REGARDING
                       ACTION TAKEN BY WRITTEN CONSENT OF
                              MAJORITY STOCKHOLDERS
                          IN LIEU OF A SPECIAL MEETING

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     GENERAL

     This information statement is being furnished to the stockholders of Power2Ship, Inc. to provide you with information and a description of an action taken by our Board of Directors and by the written consent of the holders of a majority in interest of our issued and outstanding voting stock.

     On June 28, 2004, our Board of Directors unanimously approved the following action, subject to authorization by consent of a majority in interest of our stockholders and fulfillment of our statutory obligations:

Proposal  1:     To  approve  an  amendment  to our Certificate of Incorporation increasing the number of authorized shares of our common stock from 100,000,000 shares to 250,000,000 shares.

     The full text of the Amendment is attached to this information statement as Exhibit A.

     On  July  __,  2004  in accordance with the relevant sections of the Nevada
Revised Statutes, Mr. Richard Hersh, our Chief Executive Officer, and other stockholders, who collectively own ___% in interest of our voting stock, approved the Amendment by written consent in lieu of a special meeting of our stockholders. Please see "Principal Stockholders" appearing later in this information statement.

     The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.

     This information statement is first being mailed on or about July __, 2004 to stockholders of record. This information statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

     The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                             PRINCIPAL STOCKHOLDERS

     At June 30, 2004, there were 37,479,810 shares of our common stock and 87,000 shares of our Series Y Convertible Preferred Stock issued and outstanding. Our common stock and Series Y Convertible Preferred Stock are our only classes of our voting securities. Each share of common stock has one vote per share, and each share of Series Y Preferred Stock has 200 votes per share. The following table sets forth, as of June 30, 2004, information known to us relating to the beneficial ownership of these shares by:

          - each person who is the beneficial owner of more than 5% of the outstanding shares of the class of stock;
          -    each  director;
          -    each  executive  officer;  and
          -    all  executive  officers  and  directors  as  a  group.

      Unless otherwise indicated, the business address of each person listed is in care of 903 Clint Moore Road, Boca Raton, Florida 33487. We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from June 30, 2004 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of June 30, 2004 have been exercised or converted.


Common Stock
------------

Name of                                               Amount and Nature of        Percentage          Percentage of
Beneficial Owner                                      Beneficial Ownership         of Class        Voting Control (1)
---------------------------------------------------  ---------------------  ---------------------- -------------------
Richard Hersh(2)                                                4,121,761            10.0%                 36.5%
Michael Darden (3)                                              1,738,998             4.4%                  3.1%
John Urbanowicz (4)                                             1,084,332             2.8%                  1.9%
All officers and directors
  as a group (three persons)
  (2)(3)(4)                                                     6,945,091            15.8%                 39.4%
Michael Garnick (5)                                             3,620,257             9.7%                  6.6%

Series Y Convertible Preferred Stock
------------------------------------

Name of                                               Amount and Nature of        Percentage          Percent of
Beneficial Owner                                      Beneficial Ownership         of Class        Voting Control (1)
---------------------------------------------------  ---------------------  ---------------------- -------------------

Richard Hersh(2)                                                   87,000             100%                 36.5%
Michael Darden                                                          0               -                     -
John Urbanowicz                                                         0               -                     -
All officers and directors as
   a group (three persons)(2)(3)(4)                                87,000             100%                 39.4%

*     represents less than 1%
-----------------------------

(1) Percentage of Voting Control is based upon the number of issued and outstanding shares of our common stock and shares of our Series Y Convertible Preferred Stock at June 30, 2004. At June 30, 2004 the holders of our outstanding shares of common stock and Series Y Convertible Preferred Stock were entitled to an aggregate of 54,879,810 votes at any meeting of our stockholders, which includes 37,479,810 votes attributable to the outstanding shares of common stock and 17,400,000 votes attributable to the outstanding shares of Series Y Convertible Preferred Stock. Each share of Series Y Convertible Preferred Stock entitles the holder to 200 votes at any meeting of our stockholders and such shares will vote together with our common stockholders.

(2) Includes 4,121,761 shares of our common stock issuable upon the exercise of options at an exercise price of $.38 per share.

(3) Includes 1,738,998 shares of common stock issuable upon the exercise of options at exercise prices ranging from $.38 to $1.01 per share.

(4) Includes 1,059,332 shares of common stock issuable upon the exercise of options at an exercise price of $.38 per share.

(5)     Mr.  Garnick's  address  is  1590 Stockton Road, Meadowbrook, PA  19046.

                                   PROPOSAL 1
                  AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
                    TO INCREASE THE NUMBER OF OUR AUTHORIZED
                             SHARES OF COMMON STOCK

     We currently have authorized 100,000,000 shares of common stock, and at June 30, 2004, we had 37,479,810 shares issued and outstanding. In addition, we have reserved an additional approximately 38,276,973 shares of our common stock for possible issuances, including:

     *    3,960,000  shares underlying our Series B Convertible Preferred Stock;
     *    1,083,200  shares underlying our Series C Convertible Preferred Stock,
     *    230,405  shares  underlying  our Series Y Convertible Preferred Stock,
     *    approximately  15,253,749  shares  underlying  outstanding  options,
     *    approximately  8,271,031  shares  underlying  outstanding  warrants,
     * approximately 1,699,000 shares reserved for issuance under our stock compensation plan,
     * approximately 4,621,693 shares underlying the $1,747,000 Series A convertible secured debentures based upon a conversion price of $0.378 per share at June 30, 2004; and
     * approximately 3,157,895 shares underlying the $2,000,000 Series B convertible secured debentures, of which $1,000,000 has been sold and $1,000,000 will be funded, in our discretion, within five business days of our filing of a registration statement covering the shares to be issued underlying the debentures as well as the standby agreement, based upon a conversion price of $0.3167 per share at June 30, 2004.

     Pursuant to the Amendment, we will increase the number of authorized shares to 250,000,000 shares. WE ARE NOT PRESENTLY ENGAGED IN ANY REGULAR NEGOTIATIONS, NOR DO WE HAVE ANY PRESENT PLANS, PROPOSALS OR UNDERSTANDINGS TO ISSUE ANY SHARES OF OUR COMMON STOCK AS PART OF A CAPITAL RAISING TRANSACTION OR OTHERWISE OTHER THAN THE TRANSACTION WITH CORNELL CAPITAL PARTNERS, LP DESCRIBED BELOW, AS WELL AS FUTURE ISSUANCES PURSUANT TO OUR COMPENSATION PROGRAMS AND POSSIBLE FUTURE ACQUISITIONS, AS TO WHICH WE HAVE NO PRESENT COMMITMENTS OR UNDERSTANDINGS.

     As described below, we did not need an increase in our authorized common stock to sell the first $1,000,000 of the Series B 5% secured convertible debenture to Cornell Capital Partners, LP, but rather to obtain sufficient common shares to provide for the sale of the second $1,000,000 of Series B 5% secured convertible debentures as well as for the Standby Equity Distribution Agreement, in the event we wish to avail ourselves of that agreement.

SECURITIES  PURCHASE  AGREEMENT

     On June 28, 2004, we entered into a securities purchase agreement with Cornell Capital Partners, LP for the issuance and sale of $2,000,000 in Series B 5% secured convertible debentures maturing on the second anniversary of their issue dates. In conjunction with the purchase agreement, we also entered into a standby equity distribution agreement with Cornell Capital. We received $1,000,000, less $125,000 in transaction fees, in funding on June 29, 2004, and the remaining $1,000,000 will be funded, in our discretion, within five business days of our filing of a registration statement covering the shares to be issued underlying the debentures as well as the standby agreement.

     The proceeds of the initial $1,000,000 in funding will be used for general corporate and working capital purposes. The proceeds of the additional
$1,000,000 in funding will be used for general corporate and working capital purposes and to expand our advertising and marketing campaigns. If we avail ourselves of the proceeds under the standby agreement, any amounts received will likely be used for potential acquisitions and expansion of our operations, although we have not identified any acquisitions or specific expansion programs.

     The debentures are convertible at the option of Cornell at a conversion price equal to the lesser of:

     - $0.456 per share, representing 120% of the closing bid price of our common stock as quoted by Bloomberg, LP on June 28, 2004, or

     - 100% of the average of the three lowest closing bid prices for our common stock, as quoted by Bloomberg, LP, for the 30 trading days immediately preceding any conversion date.

     We have the right to redeem, with three business days' advance written notice, all or a portion of the outstanding debentures. The redemption price will be 120% of the amount redeemed, plus accrued interest, although we have the right to redeem outstanding debentures at 110% of the amount redeemed plus accrued interest through July 28, 2004. In connection with any redemption, we are also required to issue a warrant to purchase 35,000 of our common shares for each $100,000 of debentures redeemed. These warrants are exercisable at $0.456 per share on or prior to the second anniversary of the issue date of the debentures being redeemed.

     The debentures are to be secured by all of the assets and property of Power2Ship and our wholly-owned subsidiary, Freight Rate, Inc., although this lien is subordinate to the lien previously granted to investors in our Series A 14.25% secured convertible debentures and to the lien on accounts receivable and other assets related thereto being proposed for a revolving credit facility.

     Under the terms of the purchase agreement and related debentures and warrants, no conversion of the debentures or exercise of the warrants may occur if a conversion or exercise would result in Cornell and any of its affiliates beneficially owning common shares of Power2Ship which exceed 4.99% of our outstanding common shares following such conversion or exercise.

     We have agreed to register the shares of common stock underlying the debentures and the warrants by August 12, 2004.

     In connection with the purchase agreement and related agreements, we have also paid Cornell a commitment fee of $100,000 and a structuring fee of $10,000.

STANDBY  EQUITY  DISTRIBUTION  AGREEMENT

     At the same time we entered into the purchase agreement with Cornell, we also entered into the standby agreement with Cornell, which would allow us to place up to $10,000,000 of our common stock with them. The standby agreement establishes what is sometimes termed an equity line of credit or an equity draw-down facility. We are not obligated to draw down on this facility, but once we complete the registration of our common shares allocated to this facility and we satisfy normal conditions for this type of transaction, we have the ability to direct our common shares to Cornell Capital as described below. In the event we were to avail ourselves of the standby agreement, we would likely need an increase in our authorized common shares in order to place some or all of our common stock to complete all or part of this agreement.

     In general, the standby agreement is a commitment by Cornell Capital to purchase up to $10,000,000 of our common stock, only when and if we request, over a period of up to 24 months from the date on which the SEC first declares effective a registration statement registering the resale of the shares that we issue to Cornell. During this period, at our sole election, we may provide notice of our intention to put up to $500,000 of our shares to Cornell Capital provided seven trading days have elapsed since the prior notice date. The common share purchase price to be paid by Cornell is calculated at 98% of the lowest price (using the daily volume weighted average price) of our common stock during the five trading days following the date of our notice to Cornell Capital. In no event will the number of shares issuable to Cornell Capital pursuant to our notice result in Cornell owning, at any given time, in excess of 9.9% of our then outstanding common stock.

     We have the right to terminate the standby agreement upon three days' prior written notice provided there is no outstanding balance owed to Cornell Capital under the purchase agreement and related debentures, and there are no pending advance notices submitted by us to Cornell Capital.

     In connection with the standby agreement, we have issued to Cornell Capital 691,128 shares of our common stock. We are also committed to pay to Cornell
Capital an amount equal to 5% of each purchase of our common stock made by Cornell under the standby agreement. We also paid to Yorkville Advisors Management, LLC, the investment manager for Cornell Capital, a structuring fee of $15,000, and we have paid to Newbridge Securities Corporation, as a placement agent fee in connection with the standby agreement, 25,132 shares of our common stock.

CONCLUSION

     Our Board of Directors and our consenting stockholders believe that increasing the number of authorized shares of common stock available for issuance or reservation will provide us with the flexibility to issue shares of common stock for the Cornell Capital transactions, as well as for use as equity compensation, in possible mergers, acquisitions or other business combinations, future financings, stock dividends or distributions, equity incentive plans or other proper corporate purposes which may be identified in the future by the Board of Directors.

     Although the increase in the authorized number of shares of common stock will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance(s) of additional shares of common stock could affect our stockholders in a number of respects, including, but not limited to, diluting the voting power of the current holders of our common stock, and diluting the earnings per share and book value per share of our common stock at such time. In addition, the issuance of additional shares of common stock could adversely affect the market price of our common stock.

     Our Board of Directors and our consenting stockholders believe that the financial flexibility offered by the proposed Amendment outweighs any disadvantages that it may have, and that it is in the best interest of Power2Ship and its stockholders to have additional shares of common stock authorized and available for issuance or reservation on an as-needed basis without the delay or expense of seeking stockholder approval (unless required by law).

     The increase in the number of authorized shares of common stock could also make it more difficult for a person to acquire control of our company. While the Amendment may have anti-takeover ramifications, rendering it more difficult to obtain control of our company by means of tender offer, proxy contest, merger or otherwise, it may encourage persons seeking to acquire our company to negotiate directly with our Board of Directors, enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders' interest.

Manner  of  Effecting  the  Amendment
-------------------------------------

     The Amendment will be effected by the filing of the Amendment with the Secretary of the State of Nevada. The increase in our authorized common stock will become effective on the effective date of that filing. We anticipate that we will file the Amendment with the Secretary of State of Nevada on or about August ___, 2004, which is 20 days after the date this information statement was first mailed to our stockholders.

Appraisal  Rights
-----------------

     No appraisal rights are available under the Nevada Revised Statutes or under our Certificate of Incorporation as a result of the Amendment.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

     We  are  required  to  file  annual,  quarterly  and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available  to  the  public  from  the  SEC's  web  site  at  www.sec.gov.
                                                             ------------

                                   POWER2SHIP,  INC.



                                   By:  /s/  Richard  Hersh
                                        -------------------
                                   Richard  Hersh,  Chief  Executive  Officer

                                    EXHIBIT A

          DEAN HELLER
          Secretary of State
[SEAL]     204 North Carson Street, Suite 1
          Carson City, Nevada 89701-4299
          (775)684-5708
          Website: secretaryofstate.biz

CERTIFICATE OF AMENDMENT
(Pursuant to NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
            --------------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.   Name  of  corporation:  Power2Ship,  Inc.

2. The articles have been amended as follows (provide article numbers, if available):

     The number of authorized shares of common stock, par value $0.001, are hereby increased from 100,000,000 shares to 250,000,000 shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted of the amendment is: The holders of [_______] shares of common stock and 87,000 shares of Series Y Convertible Preferred stock, representing approximately __% of the voting power of the corporation, voted FOR this amendment and these articles.

4.   Effective  date  of  filing  (optional).

5.   Officer  Signature  (required):  /s/ Richard Hersh, Chief Executive Officer
                                       -----------------------------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit proper fees may case this filing to be rejected.

SUBMIT  IN  DUPLICATE

This form must be accompanied by appropriate fees.  See attached fee schedule.
     Revised  on:  11/03/03

Nevada Secretary of State AM 78.385 Amend 2003